Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 333-83085 on Form N-2 of our report dated November 7, 2001 appearing in the September 30, 2001 Annual Report of The S&P 500® Protected Equity Fund, Inc., and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP New York, New York January 4, 2002